Exhibit 10.17

GUARANTEE AND POSTPONEMENT OF CLAIMS

AGREEMENT made August 15, 2003 by Pure Play Media Holdings, Inc. a Nevada Corporation, (the “Guarantors”) to and in favour of Stellar Media Corp. an Alberta Corporation (the “Creditor”)

IN CONSIDERATION of the sum of $1.00 and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Guarantors agree with the Creditor as follows:

1.          Guaranteed Obligations
              The Guarantors, jointly and severally, irrevocably and unconditionally guarantee the due and punctual payment of the Purchase Price and Promissory Note (collectively the “Guaranteed Obligations”) payable by Pure Play Media Holdings, Inc. and payable by Software Entertainment Ltd. (the “Debtors”) to the Creditor in respect of the purchase of shares of Pure Play Media Holdings, Inc. transferred by the Creditor to Pure Play Media Holdings, Inc. on August 15, 2003 under the terms of a Share Redemption Agreement between Pure Play Media Holdings, Inc. and Stellar Media Corp, dated August 15, 2003.

2.          Costs and Expenses
              The Guarantors agree to pay the Creditor, upon demand, all out-of –pocket costs and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by or on behalf of the Creditor in connection with enforcing any of its rights against the Debtors in respect of the Guaranteed Obligations or against the Guarantors.

3.          Right to immediate payment
             The Creditor shall not be bound to seek or exhaust its recourse against the Debtors or any other persons or to realize on any securities it may hold in respect of the Guaranteed Obligations before being entitled to payment from the Guarantors under this agreement and the Guarantors renounce all benefits of discussion and division.

4.          Payment on demand
             The liability of the Guarantors shall be payable immediately upon written demand and such demand shall be conclusively deemed to have been effectually made and given when an envelope containing such demand, addressed to the Guarantors, is delivered to the attention of the Guarantors at the address of the Guarantors or at such other address as the Guarantors may from time to time designate to the Creditor in writing. The liability of the Guarantors shall bear interest from the date of such demand and both before and after judgment at the rate of 10% per annum.

5.          Statement of accounts
             Any account settled or stated by or between the Creditor and the Debtors, or if any such account has not been so stated or settled prior to any demand for payment, any account stated by the Creditor shall, in the absence of manifest error, by accepted by the Guarantors as conclusive evidence that the amount of the Guaranteed Obligations so settled or stated is due and payable by the Debtors to the Creditor.

6.          Liability absolute
             The liability of the Guarantors shall be absolute and unconditional irrespective of:

  the invalidity, unenforceability or illegality , in whole or in part, of any agreements instruments or other documents held by the Creditor to create, represent or evidence of any Guaranteed Obligations;

  any defence, counterclaim or right of set-off available to the Debtors not contemplated directly or indirectly under the terms of the Share Redemption Agreement, aforementioned, dated August 15, 2003;

  any change in the name, objects, capital, consenting documents or by-laws of the Debtors;

  any amalgamation, merger or re-organization of the Debtors in which case this agreement shall apply to the corporation resulting or continuing therefrom.

7.          Dealings by Creditor
             The Creditor may, without giving notice to or obtaining the consent of the Guarantors, grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, whether full, partial, conditional or otherwise, perfect or fail to perfect any securities, release any undertaking, property or assets charged by any securities to third parties and otherwise deal or fail to deal with the Debtors and others (including, without limitation , any other guarantors) and securities, hold an moneys received from the Debtors and others or from any securities unappropriated, apply such moneys against such part of the Guaranteed Obligations and change any such application in whole or in part from time to time, all as the Creditor may see fit, without prejudice to or in any way discharging or diminishing the liability of the Guarantors and no loss of or in respect of any securities received by the Creditor from the Debtors or any other persons, whether occasioned through the fault of the Creditor or otherwise, shall in any way discharge or diminish the liability of the Guarantors.

8.          Liability as principal debtor
             All debts, liabilities and obligations purporting to be incurred by the Debtors and owing to the Creditor shall form part of the Guaranteed Obligations despite any incapacity, disability, or lack or limitation of status or power of the Debtors or any of its directors, officers or agents or that the Debtors may not be a legal entity or any irregularity or defect or informality in the incurring of such debts, liabilities or obligations and any such debts, liabilities and obligations which may not be recoverable from the Guarantors as guarantor shall be recoverable from the Guarantors as principal debtor upon demand and with interest, calculated and payable as provided in this agreement.

9.          Continuing nature and reinstatement
             This agreement is a continuing guarantee and shall apply to and secure payment of all Guaranteed Obligations and any ultimate unpaid balance thereof. This agreement shall be reinstated if at any time any payment of any Guaranteed Obligations is rescinded or must otherwise be returned by the Creditor upon the insolvency, bankruptcy or reorganization of the Debtors or for any other reason whatsoever, all as though such payment had not been made.

10.         Liquidation, bankruptcy, etc.
               In the event of any liquidation, winding up or bankruptcy of the Debtors (whether voluntary or compulsory) or in the event that the Debtors shall make a bulk sale of any of its assets within the bulk transfer provisions of any applicable legislation or any composition with creditors or scheme of arrangement, the Creditor shall have the right or rank in priority to the Guarantors for its claim in respect of the Guaranteed Obligations and to receive all dividends or other payments in respect thereof until its claim has been paid in full, all without prejudice to its claim against the Guarantors who shall continue to be liable for any remaining unpaid balance of the Guarantors Obligations. In the event any valuation or retention by the Creditor of any securities, such valuation or retention shall, as between the Creditor and the Guarantors, be considered payment, satisfaction or reduction of any Guaranteed Obligations as applicable.

11.         Waiver of subrogation rights
               In the event that the Creditor receives any payments on account of the liability of the Guarantors, the Guarantors shall not have, and waives to the extent required, all rights to claim repayment from or against the Debtor and any other guarantors and all rights to be subrogated to any rights of the Creditor, until the Guaranteed Obligations have been paid in full.

12.          Death and Termination
               This agreement shall not terminate upon the death or incapacity of the Guarantors or upon receipt by the Creditor of any notice in respect thereof and the heirs, legal representative, successors and assigns of the Guarantors shall continue to be liable, unless and to the extent that any further liability is terminated as provided in this agreement.

13.          Postponement and assignment of claims
               All present and future debts, liabilities and obligations (collectively the “Assigned Obligations”) of the Debtors to the Guarantors are postponed to the payment of the Guaranteed Obligations and are assigned by the Guarantors to the Creditor as continuing security for the payment of the liability of the Guarantors. Any moneys or other property received by the Guarantors in respect of any Assigned Obligations shall be received in trust for, and immediately paid over to, the Creditor with all necessary endorsements and assignments and pending such payment shall be held separate and apart from all other property held by Guarantors. Any moneys received by the Creditor pursuant to this sections, including moneys derived from instruments and any other property, may be applied against any Guaranteed Obligations or held by the Creditor as continuing security for the liability of the Guarantors or released to the Guarantors, all as the Creditor may see fit and without prejudicing or in any way discharging or diminishing the liability of the Guarantors. Despite the foregoing, the Guarantors shall be entitled to receive and deal with any payments on account of any assigned Obligations in the form of salaries and other permitted payments made by the Debtors in the ordinary course of business prior to default in the payment of any Guaranteed Obligations.

14.          Entire Agreement
               There are no representations, conditions, agreements or understanding with respect to this agreement of affecting the liability of the Guarantors other than as set forth or referred to in this agreement.

15.          Additional Security
               This agreement is in addition and without prejudice to any security of any kind (including, without limitation, any Promissory Note and Share Redemption Agreement, whether or not in the same form as this agreement) held by the Creditor. A default by the Debtors under the terms of any additional security given shall be a default of a Guaranteed Obligation herein.

16.          Further assurances
               The Guarantors shall from time to time upon request of the Creditor, execute and deliver, under seal or otherwise, all such further agreements, instruments and documents and do all such further acts and things as the Creditor may require to give effect to the transactions contemplated by this agreement.

17.          Successors, assigns and governing law
               This agreement shall ensure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the Guarantors and the Creditor and shall be governed by and construed in accordance with the laws of the Province of British Columbia. The Guarantors irrevocably submit to the jurisdiction of the courts of the Province of British Columbia in any action or proceeding arising out of or relating to this agreement but nothing shall prevent the Creditor from enforcing this agreement or any related judgement against the guarantors in any other jurisdiction.

              SIGNED, SEALED AND DELIVERED at the City of Chatsworth, in the State of California, this 15th day of August, 2003.

SIGNED, SEALED AND DELIVERED               )
in the presence of:                                                  )               Pure Play Media Holdings Inc.
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___/s/ Richard Arnold                                                            /s/ Sieg Badke
Witness                                                                                 Sieg Badke, President